Exhibit 10.1
SILICON MOUNTAIN HOLDINGS, INC,
MASTER SECURITY AGREEMENT

To:	Laurus Master Fund, Ltd.
Valens U.S. SPV I, LLC
Valens Offshore SPV I, Ltd.
PSource Structured Debt Limited
c/o Laurus Capital Management, LLC and Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, NY 10017
Date: August 28, 2007
To Whom It May Concern:
     1. To secure the payment of all Obligations (as hereafter defined), Silicon Mountain Holdings, Inc., a Colorado corporation (the “Company”) and each other entity that is required to enter into this Master Security Agreement (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to each of Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, Ltd. (“Valens Offshore”) and PSource Structured Debt Limited (“PSource” and, together with Laurus, Valens U.S., Valens Offshore, the “Purchasers” and each, a “Purchaser”) a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, commercial tort claims set forth on Exhibit B to this Master Security Agreement, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor; provided, that the security interests granted herein shall not extend to, and the term “Collateral” shall not include, any rights under any lease, contract or agreement (including, without limitation, any license for intellectual property) to the extent that the granting of a security interest therein is specifically prohibited in writing by, or would constitute an event of default under or would grant a party a termination right under any agreement governing such right unless such prohibition is not enforceable or is otherwise ineffective under applicable law. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Security Agreement referred to below. All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term “UCC” means the Uniform Commercial

Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any Purchaser’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.
     2. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to the Purchasers arising under, out of, or in connection with: (i) that certain Security and Purchase Agreement dated as of September 25, 2006 by and among Silicon Mountain Memory, Incorporated, a Colorado corporation (“SMM”), certain Subsidiaries of SMM and Laurus (the “Security Agreement”) and (ii) the Ancillary Agreements referred to in the Security Agreement (the Security Agreement and each Ancillary Agreement, as each may be amended, modified, restated or supplemented from time to time, collectively, the “Documents”), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each such Assignor to any Purchaser, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and liabilities of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law.
     3. Each Assignor hereby jointly and severally represents, warrants and covenants to the Purchasers that:
     (a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and formed under the respective laws of its jurisdiction of formation set forth on Schedule A, and each Assignor will provide the Purchasers thirty (30) days’ prior written notice of any change in any of its respective jurisdiction of formation;
     (b) its legal name is as set forth in its Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide the Purchasers thirty (30) days’ prior written notice of any change in its legal name;
Master Security Agreement

     (c) its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide the Purchasers thirty (30) days’ prior written notice of any change in its organizational identification number;
     (d) it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;
     (e) it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except for (i) Permitted Liens, (ii) Encumbrances securing the Obligations and (iii) Encumbrances securing indebtedness of each such Assignor not to exceed $50,000 in the aggregate for all such Assignors so long as all such Encumbrances are removed or otherwise released to the Purchasers’ satisfaction within ten (10) days of the creation thereof;
     (f) it will, at its and the other Assignors’ joint and several cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors’ business;
     (g) it will not, without the Purchasers’ prior written consent, sell, exchange, lease or otherwise dispose of any Collateral;
     (i)
     (h) (i) it will insure or cause the Collateral to be insured in the Purchasers’ name (as an additional insured and lender loss payee) against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Purchasers shall specify in amounts and under policies by insurers reasonably acceptable to Purchasers and all premiums thereon shall be paid by such Assignor and the policies delivered to Purchasers. If any such Assignor fails to do so, Purchasers may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;
     (ii) it will expressly agree that if additional loss payees and/or lender loss payees, other than the Purchasers, are named to the Collateral, the Purchasers will always be assigned to first lien position until all of each Purchaser’s obligations have been met;
     (i) it will at all reasonable times allow any Purchaser or any representative of any Purchaser free access to and the right of inspection of the Collateral; and
     (j) such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves each Purchaser harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that such Purchaser may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of
Master Security Agreement

any action or proceeding either against any Purchaser or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by any Purchaser’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision);
     (k) all commercial tort claims (as defined in the Uniform Commercial Code as in effect in the State of New York) held by any Assignor are set forth on Schedule B to this Master Security Agreement; each Assignor hereby agrees that it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Purchasers of any commercial tort claim acquired by it and unless otherwise consented to in writing by the Purchasers, it shall enter into a supplement to this Master Security Agreement granting to each Purchaser a security interest in such commercial tort claim, securing the Obligations; and
     (l) Silicon Mountain Holdings, Inc. shall not engage in any business or own any significant assets or have any material liabilities other than (i) it ownership of the capital stock of Silicon Mountain Memory, Incorporated and (ii) having those liabilities which it is responsible for under the Security Agreement and the Ancillary Agreements to which it is a party.
     4. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Master Security Agreement:
     (a) any covenant or any other term or condition of this Master Security Agreement is breached in any material respect and such breach, to the extent subject to cure, shall continue without remedy for a period of fifteen (15) days after the occurrence thereof;
     (b) any representation or warranty, or statement made or furnished to any Purchaser under this Master Security Agreement by any Assignor or on any Assignor’s behalf should prove to any time be false or misleading in any material respect on the date as of which made or deemed made;
     (c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:
     (i) such loss is covered by insurance proceeds which are used to replace the item or repay the Purchasers; or
     (ii) said levy, seizure or attachment does not secure indebtedness in excess of $100,000 in the aggregate for all Assignors and such levy, seizure or attachment has been removed or otherwise released within fifteen (15) days of the creation or the assertion thereof;
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     (d) an Event of Default shall have occurred under and as defined in any Document.
     5. Upon the occurrence of any Event of Default and at any time thereafter, the Purchasers may declare all Obligations immediately due and payable and the Purchasers shall have the remedies of a secured party provided in the UCC as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, the Purchasers will have the right to take possession of the Collateral and to maintain such possession on any Assignor’s premises or to remove the Collateral or any part thereof to such other premises as the Purchasers may desire. Upon the Purchasers’ request, each Assignor shall assemble or cause the Collateral to be assembled and make it available to the Purchasers at a place designated by the Purchasers. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the applicable Assignor either at such Assignor’s address shown herein or at any address appearing on the Purchaser’s records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by the Purchasers to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by the Purchasers toward the payment of the Obligations in such order of application as the Purchasers may elect, and each Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, any Purchaser shall have the immediate right to withdraw any and all monies contained in any deposit account in the name of any Assignor and controlled by any Purchaser and apply same to the repayment of the Obligations (in such order of application as such Purchaser may elect). The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder, under the Security Agreement or under any Ancillary Agreementshall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.
     6. Upon the occurrence and during the continuance of any Event of Default and at any time thereafter, any Purchaser may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill any of the covenants of the Company hereunder or cause the performance or fulfillment of the same for each Assignor’s joint and several account and at each Assignor’s joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law, or, at such Purchaser’s option, debited by such Purchaser from any other deposit accounts in the name of any Assignor and controlled by such Purchaser.
     7. Each Assignor hereby appoints each Purchaser, or any other Person whom such Purchaser may designate as such Assignor’s attorney, with power to: (a)(i); (ii) to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of
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any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); and (iii) to do all other things such Purchaser deems necessary to carry out the terms of Section 1 of this Master Security Agreement and (b) upon the occurrence and during the continuance of an Event of Default; (iv) endorse such Assignor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into such Purchaser’s possession; (v) sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; (vi) verify the validity, amount or any other matter relating to any accounts receivable by mail, telephone, telegraph or otherwise with account debtors; (vii) do all other things necessary to carry out this Agreement, any other Related Agreement and all other related documents; (viii) notify the post office authorities to change the address for delivery of such Assignor’s mail to an address designated by such Purchaser, and to receive, open and dispose of all mail addressed to such Assignor; and (ix) execute any security related documentation on such Assignor’s behalf and to supply any omitted information and correct patent errors in any documents executed by such Assignor or on such Assignor’s behalf. Each Assignor hereby ratifies and approves all acts of the attorney and no Purchaser nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.
     8. No delay or failure on any Purchaser’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by such Purchaser and then only to the extent therein set forth, and no waiver by any Purchaser of any default shall operate as a waiver of any other default or of the same default on a future occasion. Each Purchaser’s books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Each Purchaser shall have the right to enforce any one or more of the remedies available to such Purchaser, successively, alternately or concurrently. Each Assignor agrees to join with any Purchaser in executing such documents or other instruments to the extent required by the UCC in form reasonably satisfactory to such Purchaser and in executing such other documents or instruments as may be required or deemed necessary by such Purchaser for purposes of affecting or continuing such Purchaser’s security interest in the Collateral.
     9. The Assignors shall jointly and severally pay all of each Purchaser’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of the Documents, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document. The Assignors shall also jointly and severally pay all of each Purchaser’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the
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transactions contemplated by the Documents, (b) such Purchaser’s obtaining performance of the Obligations under the Documents, including, but not limited to the enforcement or defense of such Purchaser’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to such Purchaser by any Assignor as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Assignors shall also jointly and severally pay each Purchaser’s customary bank charges for all bank services (including wire transfers) performed or caused to be performed by such Purchaser for any Assignor at any Assignor’s request or in connection with any Assignor’s loan account (if any) with such Purchaser. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignors to any Purchaser shall be payable on demand and shall be secured by the Collateral. If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a “Governmental Authority”) is or may be imposed on or as a result of any transaction between any Assignor, on the one hand, and any Purchaser on the other hand, which such Purchaser is or may be required to withhold or pay, the Assignors hereby jointly and severally indemnify and hold each Purchaser harmless in respect of such taxes, and the Assignors will repay to each Purchaser the amount of any such taxes which shall be charged to the Assignors’ account; and until the Assignors shall furnish such Purchaser with indemnity therefor (or supply such Purchaser with evidence satisfactory to it that due provision for the payment thereof has been made), such Purchaser may hold without interest any balance standing to each Assignor’s credit (if any) and such Purchaser shall retain its liens in any and all Collateral.
     10. THIS MASTER SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to each Purchaser hereunder shall inure to the benefit of such Purchaser’s successors and assigns. The term “Purchaser” as herein used shall include each Purchaser, any parent of any Purchaser, any Purchaser’s subsidiaries and any co-subsidiaries of any Purchaser’s parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor.
     11. Each Assignor hereby consents and agrees that the state of federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and any Purchaser, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that each Purchaser and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude any Purchaser from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the
Master Security Agreement

Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Purchaser. Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each Assignor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the earlier of such Assignor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
     The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suite, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between any Purchaser, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.
     12. This Master Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. It is understood and agreed that if facsimile copies of this Master Security Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.
     13. All notices from any Purchaser to any Assignor shall be sufficiently given if mailed or delivered to such Assignor’s address set forth below.
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Master Security Agreement

     14. This Master Security Agreement shall for all purposes constitute an “Ancillary Agreement” under, and as defined in, the Security Agreement.

Very truly yours,

SILICON MOUNTAIN HOLDINGS, INC.

		By:	/s/ Rudolph (Tré) A. Cates III
		Name:	Rudolph (Tré) A. Cates III
		Title:	CEO

Address: 4755 Walnut Street
Boulder, Colorado 80301

Telephone: (303) 938-1155
Facsimile: (303) 938-1166
State of Formation: Colorado

Acknowledged and Agreed to by:

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Title: Director

VALENS U.S. SPV I, LLC

By: Valens Capital Management, LLC, its investment manager

By:	/s/ David Grin
Name:	David Grin
Title: Authorized Signatory
Master Security Agreement

VALENS OFFSHORE SPV I, LTD.

By: Valens Capital Management, LLC, its investment manager

By:	/s/ David Grin
Name:	David Grin
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By: Laurus Capital Management, LLC, its investment manager

By:	/s/ David Grin
Name:	David Grin
Title: Principal
Master Security Agreement

SCHEDULE A

Entity	Jurisdiction of	Organization Identification
	Formation	Number
Silicon Mountain Holdings, Inc.	Colorado	19871522585

Master Security Agreement

SCHEDULE B
COMMERCIAL TORT CLAIMS
None.
Master Security Agreement